As filed with the  Securities  and  Exchange  Commission  on  November  24, 1998
                                                      Registration No. 333-34193

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ELCOM INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                           04-3175156
       (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
       Incorporation or Organization)

                            Elcom International, Inc.
                                  10 Oceana Way
                          Norwood, Massachusetts 02062
          (Address of Principal Executive Offices, including Zip Code)
                              ---------------------

             THE 1997 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.
                            (Full Title of the Plan)
                              ---------------------

Laurence F. Mulhern                            With a copy to:
Corporate Executive Vice President, Chief      Douglas A. Neary, Esq.
Financial Officer, Treasurer and Secretary     Calfee, Halter & Griswold LLP
Elcom International, Inc.                      1400 McDonald Investment Center
10 Oceana Way                                  800 Superior Avenue
Norwood, Massachusetts 02062                   Cleveland, Ohio 44114
(781) 501-4015                                 (216) 622-8200
     (Name, Address and Telephone Number, including Area Code, of Agent for Service)
                        ----------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed       Proposed
                                        maximum         maximum
                           Amount       offering       aggregate    Amount of
Title of securities         to be        price         offering    registration
to be registered         registered    per share(1)     price(1)       fee (2)
----------------------   -----------  -------------  ------------  ------------

Common Stock, par value   2,000,000(3)     $6.75     $8,160,000      $2,461.41
$.01 per share
------------------------ ------------  ------------- ------------  -------------

     (1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Stock of Elcom International, Inc. reported on the Nasdaq National Market on August 20, 1997, as to the 1,000,000 shares of Common Stock registered upon the initial filing of this Registration Statement; and on November 24, 1998, as to the 1,000,000 shares of Common Stock being registered upon the filing of Post-Effective Amendment No. 1 to this Registration Statement.

     (2) A registration fee in the amount of $2,045.46 was paid upon the initial filing of this Registration Statement on August 22, 1997. The remainder of the indicated registration fee is being paid with respect to the 1,000,000 shares of Common Stock being registered upon the filing of Post-Effective Amendment No. 1 to this Registration Statement.

     (3) 1,000,000 shares of Common Stock issuable pursuant to the Plan were registered with the Commission upon the initial filing of this Registration
Statement on August 22, 1997. The 2,000,000 shares of Common Stock being registered are issuable pursuant to The 1997 Stock Option Plan of Elcom International, Inc. (the "Plan").

     The Registration Statement on Form S-8 (Registration No. 333-34193) (the "Registration Statement") is being amended for the purpose of registering an additional 1,000,000 shares of Common Stock, par value $.01 per share, of Elcom International, Inc. issuable upon the exercise of options granted pursuant to The 1997 Stock Option Plan of Elcom International, Inc. (the "Plan"). The information provided in Part II of the Registration Statement is hereby amended to read as follows:

                                    "PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

     The following documents of Elcom International, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31,1997;

     2. Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998.

     4. The Company's Current Reports on Form 8-K dated December 12, 1997, and June 2, 1998;

     5. The Company's Definitive Proxy Statement used in connection with the Company's Annual Meeting of Stockholders held on April 28, 1998; and

     6. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (Reg. No. 0-27376);

other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

     Article SEVENTH of the Company's Certificate of Incorporation, as amended (the "Certificate"), provides that the directors of the Company shall incur no personal liability to the Company or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article EIGHTH of the Company's Certificate provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, partner, trustee, employee or agent of certain other entities, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually or reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

     The Company also has entered into indemnity agreements (the "Indemnity Agreements") with its directors and executive officers that expand the protection provided to the Company's directors and officers and are based upon sections of the DGCL and Article EIGHTH of the Company's Certificate that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and Article EIGHTH of the Certificate is substantially the same except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the director or executive officer is not entitled to full indemnification.

     Both the DGCL and Article EIGHTH of the Company's Certificate provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the

Company. Although the Company does not currently have such insurance, it intends to evaluate the acquisition of such coverage.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;


                    (iii)to include  any material  information   with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That,for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that,for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d)of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, State of Massachusetts, on the 24th day of November, 1998.

                                   ELCOM INTERNATIONAL, INC.


                                   By:  /s/ Robert J. Crowell
                                   Robert J. Crowell
                                   Chairman of the Board of Directors
                                   and Chief Executive Officer
                                   (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on November 24, 1998.

            Signature                                         Title

/s/  Robert J. Crowell             Chairman of the Board of Directors
Robert J. Crowell                  and Chief Executive Officer
                                   (Principal Executive Officer)

/s/  Laurence F. Mulhern           Corporate Executive Vice President,
Laurence F. Mulhern                Chief Financial Officer,
                                   Treasurer and Secretary
                                   (Principal Financial and Accounting Officer)

* /s/  William W. Smith            Director
William W. Smith

* /s/  Richard J. Harries, Jr.     Director
Richard J. Harries, Jr.

* /s/  John W. Ortiz               Director
John W. Ortiz

* /s/  James Rousou                Director
James Rousou

/s/  James G. Jameson              Director
James G. Jameson


* The undersigned, by signing his name herto, does herby sign this Statement No. 1 on behalf of the above-named Directors of Elcom International, Inc. pursuant to a Power of Attorney ececuted on behalf of such Directors and executive officers and which has been filed with the Securities and Exchange Commission.


/s/Laurence F. Mulhern
Laurence F. Mulhern
Attorney-in-Fact

                            ELCOM INTERNATIONAL, INC.
                                  EXHIBIT INDEX


   Exhibit                           Exhibit
    Number                         Description

     4.1        Restated Certificate of Incorporation of the Registrant. (1)

     4.2        By-Laws of the Registrant, amended as of November 6, 1995. (2)

     4.4 Specimen certificate for the Common Stock, par value $.01, of the Registrant. (2)

     4.5 Form of 8% Series A Convertible Preferred Stock Purchase Agreement, with attached list of purchasers and number of shares purchased, as of December 10, 1993. (2)

     4.8 Form of Series B Preferred Stock Purchase Agreement for Closings held on April 15, June 21 and August 11, 1994, with attached list of purchasers and number of shares purchased. (2)

     4.9 Form of Series B Preferred Stock Purchase Agreement for Closings held on December 30, 1994 and February 6, 1995, with attached list of purchasers and number of shares purchased. (2)

     4.10 Form of Series C Preferred Stock Purchase Agreement for Closings held on June 22 and June 30, 1995, with attached list of purchasers and number of shares purchased. (2)

     4.12 Securities Agreement, dated December 1, 1993, as amended February 1, 1994, by and among the Registrant, Robert J.Crowell, and 19 other listed purchasers, as of June 2, 1995 (2)and list of other assignees of certain registration rights thereunder.(3)

     4.13 Securities Agreement, dated October 28, 1994, by and among the former stockholders of Computer Specialties, Inc. and the Registrant. (2)

     4.14 Computerware Stockholders' Agreement, dated February 6, 1995, by and among the Registrant, Robert J. Crowell and the former shareholders of Computerware Business Trust. (2)

     4.15 Amended and Restated Lantec Stockholders' Agreement, dated April 6, 1996, by and among the Registrant, Robert J. Crowell and the former shareholders of a group of related United Kingdom corporations known as "Lantec." (4)

     4.16 Form of Lantec Warrant Agreement, dated June 22, 1995 (2), with attached list of holders and number of warrants held. (5)

     4.17 AMA Securities Agreement, dated February 29, 1996, by and among the Registrant and the former stockholders of AMA (UK) Limited. (3)

     4.18 The 1997 Stock Option Plan of Elcom International, Inc., (6) and Amendment One thereto. (7)

     5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered. (x)

    23.1        Consent of Arthur Andersen LLP. (x)

    23.2        Consent of Deloitte & Touche. (x)

    23.3        Consent of Calfee, Halter  & Griswold  LLP  (included in Exhibit
                5.1).

    24.1        Power of Attorney and related certified resolution. (y)

(1) Previously filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

(2) Previously filed as an exhibit to Registration Statement No. 33-98866 on Form S-1, and incorporated herein by reference.

(3) Previously filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.

(4) Previously filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference.

(5) Previously filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.

(6) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference.

(7) Previously filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.

(x)  Filed herewith.

(y)  Previously filed.

                                      E-2